SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

3COM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed:

On September 22, 2005, 3Com Corporation retained Georgeson Shareholder Communications Inc. (“Georgeson”) for solicitation and advisory services in connection with its Annual Meeting of Shareholders to be held on September 28, 2005. Georgeson will receive a fee of $10,000 for its services and reimbursement of out-of-pocket expenses in connection therewith. 3Com has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with the engagement. Georgeson will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.